Exhibit 5.1

[SRK LAW OFFICES LOGO]

                                                                   June 15, 2007

VIA ELECTRONIC TRANSMISSION

Your Digital Memories, Inc.
15 Zichron Ya'akov, Suite 23 Entrance B.
Jerusalem 94421
Israel

     RE:  Your Digital Memories, Inc.; Form SB-2 Registration Statement

Ladies and Gentlemen:

     We refer to the above-captioned registration statement on Form SB-2 ("Registration Statement") under the Securities Act of 1933, as amended ("Act"), filed by Your Digital Memories, Inc., a Nevada corporation ("Company"), with the Securities and Exchange Commission. The Registration Statement relates to the offer and sale by the selling stockholders named therein of up to 1,410,600 shares of common stock, par value $0.0001 per share (the "Common Stock"), of the Company.

     We have examined the originals, photocopies, certified copies or other evidence of such records of the Company, certificates of officers of the Company and public officials, and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

     Based on our examination mentioned above, we are of the opinion that the shares of Common Stock outstanding on the date hereof that are being registered for resale by the selling stockholders of the Company are validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under "Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission.


/s/ Steve Kronengold, Attorney
----------------------------------